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                                                                      EXHIBIT 5



                                                                  May 19, 1998



The New York Times Company
229 West 43d Street
New York, New York  10036


Ladies and Gentlemen:

         As Senior Vice President and General Counsel for The New York Times Company, a New York corporation (the "Company"), I have been requested to render this opinion in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission to register 185,000 shares (the "Shares") of Class A Common Stock, par value $0.10 per share. The Shares being registered are expected to be offered and sold from time to time pursuant to the exercise of transferable nonqualified stock options granted to participants in the Company's Non-Employee Directors' Stock Option Plan (the "Plan") and transferred by those participants to certain permitted transferees in accordance with the terms of the Plan.

         I have examined and am familiar with the Registration Statement and the exhibits thereto and a copy of the Plan. In addition, I have made such investigations and have reviewed such other documents as I have deemed necessary or appropriate under the circumstances. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials and certificates of officers of the Company.

         Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, upon payment therefor and issuance in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



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         I am a member of the Bar of the State of New York and do not hold myself out as being expert in, and am not opining on, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.


                                                      Sincerely,



                                                      /s/ Solomon B. Watson IV